EXHIBIT 23.2

Chartered Accountants

Certified Public Accountants

34th Floor, the Lee Gardens

33 Hysan Avenue

Causeway Bay, Hong Kong

Tel: (852) 2909 5555

Fax: (852) 2810 0032

Email: info@mr-mazars.com.hk

Website: www.mr-mazars.com.hk

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form SB-2 No. 333-132343 and to Securities Act Registration Statement No. 333-137271 dated January 17, 2007 of our report dated January 13, 2006 relating to the financial statements for the period ended September 30, 2005, which appear in the Annual Report on Form 10-K of Sun New Media Inc, dated January 13, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

By:	/s/ Moores Rowland Mazars

Chartered Accountants

Certified Public Accountants

Hong Kong

January 17, 2007